                                                                    Exhibit 23.3
                                                                    ------------

                         [LETTERHEAD OF HARBEN BARKER]



7 May 1999



The Directors
Skynet Holdings, Inc.
Los Angeles
California

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated March 25, 1999 relating to the financial statements of Freight On Board International Limited for the year 31 October 1998 which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

Yours faithfully

HARBEN BARKER

s/s Harben Barker

West Midlands,
England